UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2006

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

As discussed in Item 8.01 below, members of senior management of SL Green Realty Corp. (the “Company”) will make a presentation during the Company’s 2006 Annual Investor Conference on Monday, December 4, 2006 (the “Investor Conference”).  The presentation is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information (including the exhibit) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.              Other Events

Investor Conference

On November 27, 2006, the Company announced that it will host its Investor Conference to be held in New York City on December 4, 2006. Members of senior management will make presentations during the management presentation portion of the Investor Conference which will begin at 1:30 p.m. EST. This presentation will be broadcast live on the Company’s website at www.slgreen.com and archived on its website for a thirty day period.

The press release announcing the Investor Conference is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Dividend Announcement

The Company reported that its board of directors has declared a dividend of $0.70 per common share for the quarter ending December 31, 2006, an increase of $0.40 or 16.7% per common share on an annualized basis. The dividend is payable January 12, 2007 to stockholders of record on the close of business on December 29, 2006.

The Company’s board of directors also declared dividends on the Company’s Series C and D Preferred Stock for the period October 15, 2006 through and including January 14, 2007, of $0.4766 and $0.4922 per share, respectively. Dividends are payable January 12, 2007 to shareholders of record on the close of business on December 29, 2006. Distributions reflect the regular quarterly distributions, which are the equivalent of an annualized distribution of $1.90625 and $1.96875, respectively.

A copy of the press release announcing this dividend is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 8.01.

New Investments

On December 4, 2006, the Company announced that it has invested in the property located at 800 Third Avenue.  The Company will control a minority interest in the property in a joint venture with existing owners Joseph P. Day Realty Corp and the Estate of Norman Levy.  The Company’s investment stake is approximately $102.4 million. A copy of the press release announcing this investment is attached hereto as Exhibit 99.4 and is incorporated by reference into this Item 8.01.

On December 4, 2006, the Company announced that it has agreed to purchase interests in the property located at 485 Lexington Avenue from its partners, The City Investment Fund or CIF and The Witkoff Group, increasing its ownership interest in the property to 87%.  The Company also originated a loan secured by CIF’s remaining ownership stake and acquired an option from CIF to purchase its remaining equity interest.  The Company also announced that it has agreed to recapitalize 521 Fifth Avenue with CIF, which will acquire a 49.9% interest in the Company’s investment in that asset. A copy of the press release announcing these investments is attached hereto as Exhibit 99.5 and is incorporated by reference into this Item 8.01.

Item 9.01.              Financial Statements and Exhibits

99.1	Investor presentation
99.2	Press release for Investor Conference
99.3	Press release for dividend increase
99.4	Press release for 800 Third Avenue
99.5	Press release for 485 Lexington Avenue and 521 Fifth Avenue

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

	By:	/s/ Gregory F. Hughes
	Name:	Gregory F. Hughes
	Title:	Chief Financial Officer

Date: December 4, 2006